EXHIBIT 1.1
ARTICLES OF INCORPORATION
OF THE KOREA ELECTRIC POWER CORPORATION
Enacted on December 8, 1981
Last Amended on June 15, 2005
CHAPTER I. GENERAL PROVISIONS
Article 1 (Name)
      This Corporation shall be established under the Korea Electric Power Corporation Act (hereinafter called the “Act”) and named Hankook Chollryuk Kongsa, with its name in English the “Korea Electric Power Corporation” (its abbreviation in English shall be “KEPCO”) (hereinafter called the “Corporation”).
Article 2 (Purpose)
      The Corporation shall conduct the following business activities:
      1. Development of electric power resources;
      2. Generation, transmission, transformation and distribution of electricity and other related business activities;
      3. Research and development of technology related to the businesses mentioned in Item 1 and 2;
      4. Investments or contributions related to the businesses mentioned in Item 1 through 3;
      5. Businesses incidental to Item 1 through 4; and
      6. Other activities entrusted by the Government.
Article 3 (Location of the Head Office)
      The head office of the Corporation shall be located in Seoul and branches and sub-branches may be established pursuant to the resolution of the Board of Directors.
Article 4 (Change of Articles of Incorporation)
      In case the Corporation intends to change the Articles of Incorporation, the Corporation shall obtain the approval of the Minister of Trading and Energy, following the resolutions of the Board of Directors and the General Meeting of Shareholders.
Article 5 (Method of Public Notice)
      Public notice by the Corporation shall be provided in Seoul Shinmun and Maeil Kyungje (The Economics Daily), each a daily newspaper which is published in Seoul.
CHAPTER II. SHARES
Article 6 (Total Number of Shares to Be Issued)
      The Total number of shares which the Corporation is authorized to issue is 1,200,000,000 shares.
Article 7 (Par Value and Types of Shares and Denominations of Share Certificates)
      (1) The par value of a share shall be 5,000 Won. All shares to be issued by the Corporation shall be common stock and preferred stock, both of which shall be in registered form.
      (2) Share certificates shall be issued in eight (8) denominations of one (1), five (5), ten (10), fifty (50), one-hundred (100), five-hundred (500), one-thousand (1,000) and ten-thousand (10,000) shares.

Article 7-2 (Number and Rights of Preferred Shares)
      (1) The preferred shares to be issued by the Corporation shall not have voting rights. The total number of preferred shares authorized to be issued by the Corporation is 150,000,000 shares.
      (2) The dividend rate, which the Board of Directors decides upon issuing, on each preferred share shall be based on a preferred dividend rate which is an amount equal to or greater than eight (8) percent per annum of par value.
      (3) If the rate of dividends on each common share is greater than the rate of dividends on each preferred share, the difference shall be divided among the common shares and preferred shares on a pro rata basis.
      (4) If the dividends on preferred shares as set forth herein are not paid from the profits of any fiscal year, the accumulated amount of dividends will be paid on a priority basis the next fiscal year.
      (5) If the dividends on preferred shares as set forth herein are not paid for any fiscal year, the preferred shares shall be deemed to have voting rights from the General Meeting of Shareholders immediately following the General Meeting of Shareholders at which the resolution not to pay such dividends on preferred shares was adopted to the end of the General Meeting of Shareholders at which the resolution to pay such dividends on preferred shares is adopted.
Article 8 (Total Number of Shares to Be Issued at the Time of Incorporation)
      The Total number of shares to be issued by the Corporation at the time of incorporation shall be 608,334,637 shares.
Article 9 (Non-Issuance of Share Certificates)
      Upon request from the shareholders, the Corporation shall not issue share certificates for all or a portion of the shares.
Article 10 (Preemptive Rights)
      (1) The Corporation shall allocate any new shares to shareholders in proportion to the number of shares held by each shareholder. However, in such case, the Corporation may, pursuant to the resolution of the Board of Directors, allocate preferred shares to holders of the outstanding preferred shares in proportion to their respective shareholding ratio.
      (2) The Board of Directors shall determine disposition of new shares which have not been subscribed for (hereinafter referred to as the “non-subscribed shares”) or fractions of new shares (hereinafter referred to as the “fractional shares”).
      (3) Notwithstanding Paragraph (1), the Board of Directors may allocate new shares to persons other than existing shareholders pursuant to a resolution of the Board of Directors, in the event of any of the Items below:

1. if new shares are issued by public offering or underwritten by any underwriters pursuant to Articles 2 and 8 of the Securities and Exchange Act (“SEA”);

2. if new shares are preferentially allocated to members of the ESOA pursuant to Article 191-7 of the SEA;

3. if new shares represented by depositary receipts are issued pursuant to Article 192 of the SEA;

4. if new shares are issued by public offering pursuant to Article 189-3 of the SEA; or

5. if new shares are issued to any person who makes a contribution in-kind pursuant to the Act on the Contribution In-kind of State Properties.
      (4) Pursuant to a special resolution by the General Meeting of Shareholders, new shares may be issued and allocated to persons other than existing shareholders.
      (5) Notwithstanding Paragraph (1) above, new shares shall not be allocated to any shareholders who acquired shares in violation of relevant laws and regulations and these Articles of Incorporation.

Article 10-2 (Public Offering)
      (1) The Corporation may issue new shares by public offering of not more than 10% of the total number of issued and outstanding shares by a resolution of the Board of Directors, pursuant to Article 189-3 of the SEA.
      (2) If the Corporation issues new shares by public offering, the type, quantity and issue price of shares to be newly issued shall be determined by a resolution of the Board of Directors; provided that the issue price of such new shares shall not be less than the price as prescribed in Article 84-5 of the Enforcement Decree of the SEA.
Article 11 (Calculation of Dividend for New Shares)
      With respect to the distribution of dividends on new shares issued in any fiscal year for the purpose of rights offering or bonus issue or distribution of dividends, such new shares shall be deemed to have been issued at the end of the immediately preceding fiscal year.
Article 12 (Restriction on the concentration of Share Ownership)
      (1) No person other than the Government and the ESOA may own shares of the Corporation in excess of three percent (3%) of the total number of shares issued by the Corporation in his own amount, regardless of the nominal owner of the shares.
      (2) Any person who acquired shares in violation of Paragraph (1) may not exercise voting rights with regard to such shares.
Article 13 (Changes in Entries in the Register of Shareholders)
      (1) The Corporation may appoint a transfer agent.
      (2) The appointment of a transfer agent and the place and scope of business of the transfer agent shall be determined by the Board of Directors and publicly notified.
Article 14 (Report of Addresses, Names and Seals of Shareholders)
      (1) Shareholders and registered pledgees shall report to the Corporation of the transfer agent mentioned in Article 13 their respective names, addresses and seals.
      (2) Shareholders and registered pledgees who reside in foreign countries shall report their respective addresses to which and agents to whom notices may be given in Korea.
      (3) Any changes in the items stated in Paragraphs (1) and (2) shall also be reported.
Article 15 (Suspension of Changes in the Register of Shareholders)
      (1) The Corporation shall suspend changes in the register of shareholders from the day following the end of each fiscal year to the closing day of the ordinary General Meeting of Shareholders for such fiscal year.
      (2) The Corporation shall let the shareholders or the pledgees whose names appear in the register of shareholders on the last day of each fiscal year to exercise the rights as shareholders or pledgees.
      (3) If necessary for convening of an extraordinary Meeting of Shareholders or for other cause, the Corporation may set a record date regarding to the rights of shareholders or suspend changes in the register of shareholders for a period designated by the Corporation and not exceeding three (3) months pursuant to the resolution of the Board of Directors. The Corporation shall give public notice at least two (2) week prior the day when the suspension of changes in the register of shareholders begins or the record date.
CHAPTER III. BONDS
Article 16 (Bonds)
      The Corporation may issue its bonds pursuant to Article 16 of the Act and Articles 10 through 19 of the Enforcement Decree of the Act.

Article 17 (Issuance of Convertible Bonds)
      (1) The Corporation may issue convertible bonds to persons other than existing shareholders up to a total par value of two trillion (2,000,000,000,000) Won.
      (2) The convertible bonds mentioned in Paragraph (1) may be issued on the condition that certain portion of par value of the convertible bonds as determined by the Board of Directors shall be converted into shares.
      (3) The shares to be issued upon conversion shall be either common shares (provided that the total par value of the convertible bonds converted into common shares shall be 1.5 trillion Won) or preferred shares (provided that the total par value of the convertible bonds convertible into preferred shares shall be 500 billion Won). The conversion price shall be decided by the Board of Directors at the time of issuance of convertible bonds; provided that the conversion price shall not be less than the par value of each share.
      (4) The period during which bondholders may exercise their conversion rights shall commence from one (1) month from the issuance date of the convertible bonds and end on the day immediately preceding the redemption date thereof; provided that the Board of Directors may adjust the conversion period within the foregoing period by its resolution.
      (5) With respect to matters relating to any distribution of dividends on converted shares and any payment of interests on convertible bonds, provisions of Article 11 shall apply mutatis mutandis.
Article 17-2 (Issuance of Bonds with Warrants)
      (1) The Corporation may issue bonds with warrants to persons other than existing shareholders up to a total par value of one trillion (1,000,000,000,000) Won.
      (2) The amount of new shares which can be subscribed for by the holders of the bonds with warrants shall be determined by the Board of Directors; provided that the maximum amount of such new shares shall not exceed the par value of the bonds with warrants.
      (3) The shares to be issued upon exercise of warrants shall be either common shares (provided that the total par value of the bonds with warrants for common shares shall be 500 billion won) or preferred shares (provided that the total par value of the bonds with warrants for preferred shares shall be 500 billion won). The issue price shall be not less than the par value of the shares as determined by the Board of Directors at the time of the issuance of the relevant bonds with warrants.
      (4) The period during which the warrant holder may exercise his right to subscribe for new shares shall commence from one (1) month after the issuance date of the bonds with warrants and end on the day immediately preceding the redemption date thereof; provided that the Board of Directors may adjust the period for exercise of warrant within the foregoing period by its resolution.
      (5) With respect to matters relating to any distribution of dividends on shares issued upon any exercise of warrants, provisions of Article 11 shall apply mutatis mutandis.
Article 17-3 (Limit on the Issuance of Equity Related Bonds)
      Notwithstanding Article 17, Paragraph (1) and Article 17-2, Paragraph (1) above, the aggregate of the total par value of the convertible bonds and the total par value of the bonds with warrants may not exceed two trillion (2,000,000,000,000) Won.
CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS
Article 18 (Convention of General Meeting of Shareholders)
      (1) The ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year and the extraordinary General Meeting of Shareholders shall be held at such other times as are deemed necessary.
      (2) The General Meeting of Shareholders shall be held at the place where the head office is located.

      (3) The General Meeting of Shareholders shall be convened by the President. In the event that the President is absent or fails to serve, then the person designated in the order and method of Article 28, Paragraph (3) shall convene the meeting.
      (4) At the General Meeting of Shareholders, no resolutions shall be made on any matters other than the agenda set forth in the prior notice to shareholders.
Article 19 (Notice of Convening of the General Meeting of Shareholders)
      In convening a General Meeting of Shareholders, written notice, stating the date, time and place of the meeting and the agenda for such Meeting, shall be dispatched at least two (2) weeks prior to the date set for such Meeting; provided, however, that with respect to shareholders holding not more than 1% of the total number of issued and outstanding voting shares, the notice may be replaced by giving at least two (2) week advance public notice with respect to the convening of and agenda for the Meeting at least twice in at least two (2) daily newspapers published in Seoul.
Article 20 (Chairman)
      The chairman of the General Meeting of Shareholders shall be the President. In the event that the President is absent or fails to serve, then the person designated pursuant to the order and method of Article 28, Paragraph (3) shall serve as Chairman.
Article 21 (Maintenance of Order by the Chairman)
      (1) The Chairman of the General Meeting of Shareholders may order those who try to obstruct proceedings of disturbing public order to stop or cancel their speeches or to leave the hall.
      (2) The chairman of the General Meeting of Shareholders may limit the length and time of speeches by shareholders for the smooth progress of proceedings.
Article 22 (Voting Rights of Shareholders)
      (1) Each shareholders shall have one (1) voting right for each share he owns.
      (2) Shares owned by the Corporation itself shall not have voting rights.
Article 23 (Exercise of Voting Right by Proxy)
      (1) Shareholders may exercise their voting rights by proxy.
      (2) The proxy holder mentioned in Paragraph (1) shall submit a document establishing his authority (power of attorney) before the opening of the General Meeting of Shareholders.
      (3) The Corporation may solicit proxies in accordance with Article 199, Paragraph (2) of the SEA and Article 85 of the Enforcement Decree of the SEA.
Article 24 (Quorum and Adoption of Resolutions)
      All resolutions of general meetings of shareholders, except as otherwise provided by the relevant laws and regulations, shall be adopted if the approval of a majority vote of the shareholders present at such meeting is obtained and such majority also represents at least one-fourth (1/4) of the total number of shares issued and outstanding.
Article 25 (Preparation of Minutes)
      The course of the proceedings of a General Meetings of Shareholders and the results thereof shall be recorded in minutes which shall bear the name and seal or signature of the chairman, and shall be kept at the Corporation’s head office, a copy of which shall be kept at each branch and sub-branch (the first place of business).

CHAPTER V. OFFICERS AND EMPLOYEES
Article 26 (Number of Officers)
      (1) The Corporation shall have not more than fifteen (15) directors. The number of standing directors including the President shall not be more than seven (7) persons and the number of non-standing directors shall be not more than eight (8) persons; provided that the total number of standing directors should be less than 50/100 of the total number of directors.
      (2) The Corporation shall have three (3) auditors, one of which shall be a standing auditor and the other two (2) of which shall be non-standing auditors.
Article 26-2 (Appointment of Officers)
      (1) The person who is recommended by the Presidential Recommendation Committee for the position of President pursuant to Article 28-2 shall be appointed or dismissed by the President of the Republic of Korea as motioned by the Minister of Commerce, Industry & Energy through a resolution of the General Meeting of Shareholders.
      (2) The standing directors except for the President shall be appointed or dismissed by the Minister of Commerce, Industry as motioned by the President through a resolution of the General Meeting of Shareholders.
      (3) The non-standing director shall be appointed or dismissed from among the experts from the private sector who have great expert knowledge and experience on administration by the Minister of Planning & Budget as motioned by the President.
      (4) The standing auditor shall be appointed or dismissed by the President of the Republic of Korea as motioned by the Minister of Planning & Budget through a resolution of the General Meeting of Shareholders and the non-standing auditor shall be appointed or dismissed by the President of the Republic of Korea as motioned by the Minister of Planning & Budget without a resolution of the General Meeting of Shareholders.
      (5) The non-standing auditors shall be appointed from the persons who are not satisfy any disqualification set forth in Paragraph 3 of Article 191-12 (Qualification for Auditor) of the Securities and Exchange Act. At least one of the non-standing directors shall be a financial and accounting expert.
Article 27 (Officers’ Term of Office)
      (1) The term of office of the officers shall be three (3) years.
      (2) An officer whose term of office has expired shall perform his duties until his successor has been appointed.
Article 28 (Duties of Officers)
      (1) The President shall convene the meeting of the Board of Directors and preside over the meeting as chairman.
      (2) The President shall represent the Corporation, supervise the affairs of the Corporation, and take the responsibility for the results of administration of the Corporation.
      (3) In the event that the President cannot perform his duties due to an unavoidable reason, one of the standing directors shall act for the President in such order of priority as shall be specified in the Organization Regulations. However, if all of the President and the standing directors fail to serve as chairman of the Board of Directors, the senior non-standing director or the elder non-standing director shall serve as chairman of the Board of Directors in his/her place, in that order of priority.
      (4) Directors shall deliberate on the agenda presented to the Board of Directors for discussion and participate in the voting.
      (5) The standing directors shall assist the President to implement business of the Corporation. The title of a standing director shall be any of Executive Vice President, Vice-President or Head of Business Organization.
      (6) The sharing of business among the standing directors shall be determined by the President.

      (7) The auditor shall inspect the affairs and accounts of the Corporation and submit his opinion thereon to the Board of Directors and the General Meeting of Shareholders.
Article 28-2 (Presidential Recommendation Committee)
      (1) The Corporation shall organize and manage the Presidential recommendation committee with a view to recommend candidates for President (the “Recommendation Committee”) in accordance with Article 13-3 of the Government-Invested Enterprise Management Basic Act.
      (2) The Recommendation Committee shall consist of non-standing directors and other members totalling not more than seven (7) persons as elected by the Board of Directors.
      (3) Any officer and staff of the Corporation (except for non-standing director) and any public officer (except for teachers as defined under the Public Educational Officials Act) shall not be eligible to become the members of the Recommendation Committee.
      (4) The chairman of the Recommendation Committee shall be elected from its members who are non-standing directors.
      (5) The Recommendation Committee shall be organized two (2) months prior to expiry of the term of office of the President (or within two (2) weeks after the date of retirement, in the case of retirement due to such reason other than expiry of the term of office), and shall exist until the administration agreement with the President in accordance with Article 28-3 is executed.
      (6) Any matters shall be resolved by affirmative votes of the majority of the members of the Recommendation Committee.
      (7) The Recommendation Committee shall examine the qualification of the candidates for the President in accordance with the criteria for examination of qualification of candidates for the President determined by the Board of Directors taking into account the following requisites:

1. requisite for evaluation of talent and ability for chief executive officer; and

2. requisite for evaluation expert knowledge and experience on electric-power industry.
Article 28-3 (Administration Agreement with President)
      (1) Any person who is appointed as President of the Corporation shall execute the agreement with the Corporation in accordance with Article 13-5 of the Government-Invested Enterprise Management Basic Act.
      (2) For the purpose of performance of the agreement with the Corporation, the President may grant to the standing directors and the acting directors the managerial objectives which shall be accomplished during the term of office of the President, and may evaluate the results of their performance.
Article 28-4 (Authority of Auditor)
      (1) The Auditor shall have the following powers in accordance with the manner as set forth in Article 28-5:

1. appointment and dismissal of the independent auditor;

2. approval of the independent auditor’s non-audit services provided to the Corporation;

3. Supervision of the accounting audit and accounting management of the Corporation by the independent auditor; and

4. Approval and determination of the remuneration payable to the independent auditor.
      (2) The Auditor shall perform the following duties in accordance with the manner as set forth in Article 28-5:

1. Establishment of procedures for receiving and handling complaints relating to the accounting, auditing and internal control process;

2. Dealing with the reporting of results of audit by the independent auditor; and

3. Any matters necessary to comply with the Sarbanes-Oxley Act of 202 and other applicable laws.

      (3) The Auditor may, when it deems necessary for performance of its duties, obtain any advice from outside counsels and the Corporation shall provide the funding necessary therefore.
Article 28-5 (Process of Resolution of Auditors)
      The Auditor shall make resolution relating to the matters set forth in Article 28-4 through a resolution of a board consisting of all Auditors. The details of the administration matters of such board shall be governed by the Regulation on Management of Auditors.
Article 29 (Appointment and Dismissal of Employees)
      (1) The employees of the Corporation shall be appointed and dismissed by the President.
      (2) The employees shall be appointed in accordance with their scores on tests, service records, and other actual proof of abilities.
      (3) The acting directors described in Article 30 shall be appointed from among the employees of the Corporation.
Article 30 (Executive Officers)
      (1) The Corporation may have not more than four (4) acting directors who will be the first raked officers for the efficient implementation of the Corporations business.
      (2) The term of the offices of the acting directors shall be one (1) year and may be reappointed. However, if any of the following events occur, an acting director may be dismissed before the expiry of his term of office:

1. The acting director is unable to perform his duties for at least six (6) months due to physical or mental disability;

2. The management results of the acting director’s responsible area are extremely poor due to his serious lack of ability to perform duties; and

3. As a result of the reformation of the organization, the office of the acting director is abolished, or the actual number of such acting director exceeds the total number of the acting directors specified for such office.
      (3) The title of the acting directors shall be any of the Heads of Business Organization or the Chiefs of special task forces. The age limit for service of the executive officer shall be sixty-one (61) years old.
      (4) The sharing of responsibilities of the acting directors shall be determined by the President.
Article 31 (Disqualification of Officers and Employees)
      (deleted)
Article 32 (Restriction on Officers’ and Employees’ Holding of Concurrent Positions)
      No full-time officer or employee of the Corporation shall engage in any business activities for profit other than the performance of his duties for the Corporation. No full-time officer or employee shall not perform other duty without approval of the Minister of Commerce, Industry and Energy or the President, respectively.
Article 33 (Restriction on Power of Representation of the President)
      With regard to matters in which the interest of the President conflicts with that of the Corporation, the President shall not represent the Corporation.
Article 34 (Appointment of Attorney-in-fact)
      The President may appoint an attorney-in-fact from among the employees who shall be authorized to do all judicial or non-judicial acts relating to all or any part of the business of the Corporation.
Article 35 (Remuneration for Officers and Employees)
      (1) The standards of remuneration for officers and employees of the Corporation shall be determined by a resolution of the Board of Directors.

      (2) In the standards for remuneration stated in Paragraph (1) above, the standards for the President and standing director shall reflect the management results of the Corporation and the standard for the President shall contain the agreement with the Corporation pursuant to Article 28-3.
      (3) Any interested officers shall not participate in the meeting of the Board of Directors which is convened to determine the remuneration for officers.
Article 36 (Advisor)
      (1) The President of the Corporation may commission an advisor.
      (2) The advisor shall advise the President with respect to important matters relating to the business of the Corporation.
CHAPTER VI. BOARD OF DIRECTORS
Article 37 (Establishment and Organization)
      (1) The Corporation shall establish the Board of Directors.
      (2) The Board of Directors shall be divided into standing directors (including the President) and non-standing directors.
      (3) The auditor may attend the Meeting of the Board of Directors and express his opinion thereat.
Article 38 (Matters for Resolution)
      (1) The Board of Directors shall deliberate, and make resolutions on the following matters;

1. Setting objectives for the administration, budget, financial plan and operating program;

2. Use of emergency funds, and budget carry-over;

3. Settlement of accounts;

4. Acquisition and disposal of basic property;

5. Raising of long-term loans, issuing of bonds and planning for the redemption thereof;

6. Electric rates;

7. Disposition of surplus funds;

8. Investment of contribution to other corporations;

9. Amendment of the Articles of Incorporation;

10. Establishment and revision of the regulations of the Corporation;

11. Any other matters deemed necessary by the Board of Directors.
      (2) With respect to matters for deliberation and resolution stated in Paragraph (1) above, the scope and the standard of deliberation and resolution by the Board of Directors shall be determined by the Regulation on the Board of Directors.
Article 39 (Proposing Persons)
      Matters required to be determined by a resolution of the Board of Directors shall be proposed by the President or any other director.
Article 40 (Right to Request the Convening of a Meeting of the Board of Directors)
      The President shall convene meetings of the Board of Directors upon the request of at least one fourth (1/4) of total number of directors in office.
Article 41 (Quorum of Opening Meeting and Voting)
      (1) Resolutions of the Board of Directors shall be adopted in the presence of a majority of the directors in office and by the affirmative vote of a majority of the directors in office.

      (2) In case any directors are restricted from participating in the resolution of the Board of Directors pursuant to the applicable laws and regulations or these Articles of Incorporation, the number of such directors shall not be included to the number of directors in office described in Paragraph (1) above.
      (3) Directors who have an interest in a certain agenda may not participate in voting on such agenda.
      (4) The Board of Directors may delegate any agenda to its sub-committee for resolution if it is deemed to be necessary.
Article 42 (Resolution in Writing)
      The President may decide upon resolution in writing when there is an urgent matter to be decided and he considers the convening of the Meeting to be difficult.
Article 43 (Urgent Enforcement)
      (1) In the event that there is not enough time or it is otherwise impossible to convene a meeting of the Board of Directors, the President may act on such urgent affairs first and then place such urgent affairs before the Board of Directors for approval in the shortest time possible.
      (2) In the event that the Board of Directors does not approve a matter requiring urgent enforcement as provided for in Paragraph (1) above, the measure taken shall become void from such time.
Article 44 (Minutes of the Board of Directors)
      The course of the proceedings of the meeting of the Board of Directors and the results thereof shall be recorded in minutes, which shall bear the names and seals or signatures of the chairman and the directors present at such meeting and shall be kept at the Corporation’s head office.
Article 45 (Request for Audit)
      The Board of Directors may, if it is deemed to be necessary, request the auditor to conduct an audit.
CHAPTER VII. ACCOUNTING
Article 46 (Fiscal Year)
      The fiscal year of the Corporation shall be the same as that of the Government.
Article 47 (Budget and Accounting)
      The budget and accounting of the Corporation shall be governed by the provisions of the Government-Invested Enterprise Management Basic Act.
Article 48 (Disposition of Profit)
      If the Corporation shows a profit at the end of any fiscal year, the profit from such fiscal year shall be disposed of in the following order of priority, pursuant to the resolution of the General Meeting of Shareholders;
      1. Covering any accumulated deficit;
      2. Setting aside, as legal reserve, two-tenths or more of the profit until the accumulated reserve reaches one-half of the capital of the Corporation;
      3. Paying dividends to shareholders;
      4. Setting aside reserve for business expansion;

      5. Setting aside reserve for dividends equalization; and
      6. Carrying forward as surplus profit.
Article 49 (Accounting)
      All matters of accounting shall be confirmed through the resolution of the General Meeting of Shareholders.
Article 50 (Submission, Approval, Publication and Keeping of Financial Statements)
      (1) The President of the Corporation shall prepare and submit to the auditor, no later than six (6) weeks before the date set for an ordinary General Meeting of Shareholders, the following documents and supplementary schedules thereto and a business report, following approval thereof by the Board of Directors:

1. A balance sheet;

2. A statement of profit and loss; and

3. A statement of appropriation of retained earnings or statement of disposition of deficit.
      (2) The auditor shall submit an audit report to the President at least one (1) week prior to the ordinary General Meeting of Shareholders.
      (3) From one (1) week before the day set for the ordinary General Meeting of Shareholders, the Corporation shall keep the documents set forth in Item 1 through 3 of Paragraph (1) above together with the business report and audit report at the head office for five (5) years and shall keep copies of such documents and reports at each branch and sub-branch (the first place of business) for three (3) years.
      (4) The documents set forth in Item 1 through 3 of Paragraph (1) above shall be submitted to the ordinary General Meeting of Shareholders for its approval, and the contents of the business report shall be reported.
      (5) The Corporation shall, without delay, give public notice of the balance sheet when the documents set forth in Item 1 through 3 of Paragraph (1) above are approved by the General Meeting of Shareholders.
Article 51 (Dividends)
      (1) Any rights to dividends shall be extinguished by prescription unless exercised with five (5) years.
      (2) Dividends to which rights has extinguished pursuant to Paragraph (1) above shall revert to the Corporation.
      (3) The Corporation may pay dividends to shareholders other than the Government preferentially.
      (4) The Corporation shall make efforts to treat the members of ESOA favorably in payment of dividends.
Article 52 (deleted)
ADDENDA
      (1) (Enforcement Date)
      These Articles of Incorporation shall become effective on the date of promulgation.
      (2) (Transitional Measures concerning Auditor)
      The Auditor in office as of the effectiveness of these articles of incorporation, appointed by the articles of incorporation which was in effect immediately prior to these articles of corporation, shall be deemed as standing auditor appointed by these articles of incorporation.